  EXHIBIT 10.1

ACQUISITION AGREEMENT

BETWEEN

Union Passenger Limited

優聯客機有限公司

AND

Ajia Innogroup Holding Limited

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Table of Contents

1	General	3
2	Purpose	3
3	Duties and Responsibilities	3
4	Implementation of the Agreement	4
5	Legal Status of the Parties upon entering into this Agreement	5
6	Duration, Termination, Modification	5
7	Confidentiality	5
8	Good Faith	5
9	Notices and Addresses	6
10	Governing Laws and Jurisdiction and Settlement of Disputes	6
11	Entry into Force	6
EXECUTION PAGE		7

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1 General

“The Agreement” shall mean the instant ACQUISITION AGREEMENT and its subsequent amendments, if any, made in terms of this ACQUISITION AGREEMENT.

The Agreement is entered by and between:

1.1

Union Passenger Limited 優聯客機有限公司, herein after “Party A”, a company incorporated under the company laws of Hong Kong, whose Principal Place of Business is Room 1001, 10/F., Grandmark, No. 10 Granville Road, Tsim Sha Tsui, Hong Kong;

1.2

Ajia Innogroup Holding Limited, herein after “Party B”, a company which is Nevada incorporated company and a Pink Sheet Company currently trading in OTC markets, whose Principal Place of Business is 187 E. Warm Springs Road, Suite B307, Las Vegas, Nevada 89119 .

1.3	“Parties” shall mean Party A and Party B.

1.4

WHEREAS, Party A is interested in the catering, services and total solutions and its relevant fields in Asia. THEREFORE, the Parties agree to jointly work together for a Project in the promotion and selling of the solutions and services (hereinafter referred to as the “Products”).

1.5	This Agreement may not be assigned, and it will inure to the benefit of the Parties and their respective successors.

2 Purpose

The purpose of this Agreement is to provide a framework of cooperation and facilitate acquisition among the Partie.

Party B will appoint Party A as its exclusive partner for compliance solutions & enterprise strategy solutions and share 100% of the profit and loss to be derived/incurred in provision of these Products to the third party customers which are introduced and recommended by Party A. In return, Party B shall acquire from Party A all PArty A shares from Party A Shareholders (100%) for the following consideration:-

2.1

Party B appointed an independent third-party valuer to carry out Due Diligence review and prepare a valuation report on Party A business. Based on the recommendation from this report, Party B shall issue 8,000,000 shares (valued at US$0.6 per share) of Ajia Innogroup Holdings Limited to Party A shareholders in exchange for all (100%) of the issued and outstanding shares of Party A. As a result of the purchase of all Party A shares, Party A will become a wholly owned subsidiary of Party B at the Closing, which shall have an effective date of June 30, 2022. Party A shareholders shall transfer their shares to Party B at Closing.

3 Duties and Responsibilities

3.1	The Parties agree to cooperate in the following areas of activity:

3.1.1	To maximize the incomes derived and minimize the expenses incurred in the project;

3.1.2	To protect the interests of the other parties, including but not limited to the goodwill, the assets, the employees and etc.

3.1.3	Where discrepancies are existing between the parties, they should be resolved by friendly negotiated between the parties to balance the rights and obligations between the parties

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3.2	Party A shall perform the following:

3.2.1	To maintain proper records for the incomes derived from Party B and expenses incurred in the carrying out the project;

3.2.2	To repay Party B timely and properly on its incomes to be shared in the Project, normally within 14 days from receiving the relevant incomes;

3.2.3	To maintain good relationship with the supplier and ensure the continuous and stable supply of the Products;

3.2.4	To resolve any technical issues arising in carrying the Project and selling of the Products;

3.2.5	To carry out any additional duties based on the negotiations from the parties.

3.3	Party B shall perform the following:

3.3.1	To maintain proper records for the expenses incurred the Project;

3.3.2	To maintain good relationship with the customers;

3.3.3	To follow up with the customers after selling of the Products;

3.3.4	To carry out any additional duties based on the negotiations from the parties.

3.4

The Parties agree that this present cooperation is built on mutual trust among the Parties and that none of the Parties shall do any acts that undermine the interests of the other Party at all times. Honest and frank disclosures of information of the Products are required throughout the term of cooperation which is formed of and in relation to this Agreement among the Parties.

3.4.1	The Parties shall, on a regular basis, keep each other informed of and consult during the progress and share information of and relating to the Products truly and accurately.

3.4.2

Consultation and exchange of information and documents under this Agreement shall be without prejudice to arrangements according to which certain information and documents may be required to be maintained confidential and being of restricted character.

3.4.3

Each of the Parties shall at any time that deemed appropriate to request and convene meetings for reporting and/or reviewing the progress of activities being carried out under this present Agreement and for planning and implementing future activities.

4 Implementation of the Agreement

4.1

In order to implement the specific activities envisioned here under, the Parties shall conclude transaction agreements, cost-sharing agreements etc. which shall specify the scope of work and costs or expenses, sales revenue or profit relating to the activity and how they will to be shared and/or borne by the Parties. The cost-sharing agreements shall specify in detail the expenses need to be invested during the whole process of the Products, including but not limited to the preparation, operation and finalization of the Products.

4.2

The costs of public relations activities relating to this Agreement, that are not otherwise addressed by a specific cost-sharing agreement concluded here under, will be the responsibility of each party independently.

4.3	Each Party shall be responsible for its own acts and omissions in connection with this Agreement and its implementation.

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5 Party A and its shareholders are aware the Shares are “restricted securities” within the meaning of Rule 144 of the Securities Act. Party A further understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act. The Party A is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear the following legend.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

6 Legal Status of the Parties upon entering into this Agreement

6.1

None of the Parties shall use the name, logo, trade names or trademarks of the other Parties or its subsidiaries, and/or affiliates, or any abbreviation of the aforesaid, for whatever purposes and in whatever manners, whether or not it is in connection with its business or otherwise, unless express prior written approval of the other Parties are obtained in each case of use with terms to be agreed. And acknowledges that either party has no rights whatsoever to the intellectual property of the other.

7 Modification

7.1	This Agreement shall be amended by mutual agreement in writing and duly executed by the Parties.

8 Confidentiality

8.1

The parties acknowledge in the course of this Agreement they will access to and/or be in possession of confidential information of the other. ‘Confidential Information’ includes without limitation the terms of this Agreement, any feasibility report or document prepared in relation thereto plus all information identified by the disclosing party as proprietary and confidential. All confidential information shall remain the sole property of the disclosing party.

8.2

Each party shall hold in confidence in the same manner as it holds its own confidential information of like kind all confidential information of the other party which it may have accessed here under. Access to confidential information shall be restricted to those of the party’s personnel with a need to know and end engage in a permitted use.

8.3

The foregoing shall not prohibit or limit any party’s use of information (including, but not limiting to, ideas, concepts, know-how techniques and methodologies) (i) previously known to it (ii) independently developed by it (iii) acquired by it from a third party without continuing restriction on use (iv) which is, or publicly available through no breach of this Agreement.

8.4	This Section shall survive and remain in force as between the parties notwithstanding termination of this Agreement.

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9 Good Faith

In entering into these presents the parties hereto recognize that it is impracticable to made provisions for every contingency that may arise in the course of the performance thereof. Accordingly, the Parties hereto declare it to be their interest that these presents shall operate between them with fairness and without detriment to the interest of any of them and if in the course of the performance of these presents unfairness to any party is disclose or anticipated then the Parties hereto shall use their best endeavors to agree upon such action as may be necessary and equitable to remove the cause or causes of the same.

10 Notices and Addresses

10.1

All notices or other communications required or permitted to be given pursuant to or in reference to this Agreement shall be in writing and shall be valid and sufficient if delivered or dispatched by registered mail, courier, personal delivery or fax (email NOT accepted) as the case may be, to the Party at the address set forth below in this Agreement or as from time to time updated by each Party. Notice given as herein provided shall be deemed to have been served (i) in the case of personal delivery at the time when the notice is left at the addressee’s address as stated herein below or its last known address; or (ii) in the case of delivery by registered mail or courier on the seventh (7th) day after posting; or (iii) upon confirmation (as generated by the fax machine) of correct transmission to the recipient’s fax machine.

10.2

No waiver or amendments or modifications of any term or clause in this Agreement shall be binding upon the Parties unless it is in writing duly executed by the Parties hereto or their authorized representatives.

For Party A:	For Party B:

Attention: Mr. CHEUNG Siu Lun	Attention: Mr. WONG Kwai Lam

11 Governing Laws and Jurisdiction and Settlement of Disputes

11.1	This Agreement is legally binding to the Parties.

11.2	This Agreement signing takes place at Party A’s business address.

11.3	This Agreement shall be governed and construed in accordance to the laws of Hong Kong.

11.4

The Parties shall use their best efforts to enter into friendly negotiation and settlement amicably of any dispute, controversy or claim arising out of this Agreement (the “Dispute”) within [ Sixty (60) days ] from the date that one Party sending requests for such a negotiation. If the Parties amicably settled the Dispute by themselves, they shall enter into a settlement agreement in writing and to be duly executed by the Parties. If the Parties genuinely attempted negotiation but failed to reach any settlement terms, either Party may submit the Dispute for arbitration as stated herein below.

11.5	With regard to any dispute in relation to this Agreement or its interpretation, a competent Court in Hong Kong within the jurisdiction of Hong Kong shall hear and determine the same.

11.6	The language to be used in the arbitral proceedings shall be in English language.

12 Entry into Force

This Agreement may be signed in counterparts, each of which shall be deemed an original and both of which duly executed shall constitute one entire document, and shall enter into force and effect on the date (“Effective Date”) when it is duly signed by all the Parties.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties affix their signature below.

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EXECUTION PAGE

For and on behalf of Union Passenger Limited優聯客機有限公司

Authorized Signature Name: CHEUNG Siu Lun Title: Director Date:23th June, 2022

For and on behalf of Ajia Innogroup Holding Limited

Authorized Signature Name: WONG Kwai Lam Title: Chief Executive Officer Date:23th June, 2022

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